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                                                                      EXHIBIT 12

                        ERP OPERATING LIMITED PARTNERSHIP
                             CONSOLIDATED HISTORICAL
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        AND PREFERENCE UNIT DISTRIBUTIONS

                                                                                            HISTORICAL
                                                              ------------------------------------------------------------------
                                                                  6/30/00          6/30/99         12/31/99         12/31/98
                                                              ------------------------------------------------------------------
                                                                                                      (Amounts in thousands)
REVENUES
  Rental income                                               $    952,740     $    819,178     $  1,711,738     $  1,293,560
  Fee income - outside managed                                       2,632            2,414            4,970            5,622
  Interest income - investment in mortgage notes                     5,499            5,644           12,559           18,564
  Interest and other income                                         17,652           11,123           23,851           19,250
                                                              ------------     ------------     ------------     ------------
     Total revenues                                                978,523          838,359        1,753,118        1,336,996
                                                              ------------     ------------     ------------     ------------
EXPENSES
  Property and maintenance                                         227,845          196,865          414,026          326,733
  Real estate taxes and insurance                                   95,001           84,515          171,289          126,009
  Property management                                               37,760           27,973           61,626           53,101
  Fee and asset management                                           2,102            1,624            3,587            4,279
  Depreciation                                                     224,512          197,134          408,688          301,869

  Interest:
     Expense incurred                                              190,263          158,499          337,189          246,585
     Amortization of deferred financing costs                        2,703            1,661            4,084            2,757
  General and administrative                                        13,216           10,714           22,296           20,631
                                                              ------------     ------------     ------------     ------------
     Total expenses                                                793,402          678,985        1,422,785        1,081,964
                                                              ------------     ------------     ------------     ------------

Income before extraordinary items                             $    185,121     $    159,374     $    330,333     $    255,032
                                                              ============     ============     ============     ============

Combined Fixed Charges and Preferred Distributions:
   Interest and other financing costs                         $    190,263     $    158,499     $    337,189     $    246,585
   Amortization of deferred financing costs                          2,703            1,661            4,084            2,757
   Preferred distributions                                          55,654           57,111          113,196           92,917
                                                              ------------     ------------     ------------     ------------
TOTAL COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                                $    248,620     $    217,271     $    454,469     $    342,259
                                                              ============     ============     ============     ============

EARNINGS BEFORE COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                                $    378,087     $    319,534     $    671,606     $    504,374
                                                              ============     ============     ============     ============

FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
   CHARGES AND PREFERRED DISTRIBUTIONS (1)(2)(3)              $    598,951     $    513,796     $  1,074,072     $    801,065
                                                              ============     ============     ============     ============

RATIO OF EARNINGS BEFORE COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS TO COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS                                       1.52             1.47             1.48             1.47
                                                              ============     ============     ============     ============

RATIO OF FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS TO COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS                               2.41             2.36             2.36             2.34
                                                              ============     ============     ============     ============

-----------------------------------------------------------------------------------------------------------------------------
(1) Includes the Company's share of depreciation
       from Unconsolidated Properties                         $        210     $        551     $      1,009     $        183
                                                              ============     ============     ============     ============

(2) Excludes non-real estate depreciation                     $     (3,157)    $     (3,423)    $     (7,231)    $     (5,361)
                                                              ============     ============     ============     ============

(3) Excludes the minority interests' share of depreciation
       from Partially Owned Properties                        $       (701)    $                $          -     $          -
                                                              ============     ============     ============     ============



                                                               --------------------------------------------------
                                                                   12/31/97         12/31/96         12/31/95
                                                               --------------------------------------------------
REVENUES
  Rental income                                                 $    707,733     $    454,412     $    373,919
  Fee income - outside managed                                         5,697            6,749            7,030
  Interest income - investment in mortgage notes                      20,366           12,819            4,862
  Interest and other income                                           13,282            4,405            4,573
                                                                ------------     ------------     ------------
     Total revenues                                                  747,078          478,385          390,384
                                                                ------------     ------------     ------------
EXPENSES
  Property and maintenance                                           176,075          127,172          112,186
  Real estate taxes and insurance                                     69,520           44,128           37,002
  Property management                                                 26,793           17,512           15,213
  Fee and asset management                                             3,364            3,837            3,887
  Depreciation                                                       156,644           93,253           72,410

  Interest:
     Expense incurred                                                121,324           81,351           78,375
     Amortization of deferred financing costs                          2,523            4,242            3,444
  General and administrative                                          14,821            9,857            8,129
                                                                ------------     ------------     ------------
     Total expenses                                                  571,064          381,352          330,646
                                                                ------------     ------------     ------------

Income before extraordinary items                               $    176,014     $     97,033     $     59,738
                                                                ============     ============     ============

Combined Fixed Charges and Preferred Distributions:
   Interest and other financing costs                           $    121,324     $     81,351     $     78,375
   Amortization of deferred financing costs                            2,523            4,242            3,444
   Preferred distributions                                            59,012           29,015           10,109
                                                                ------------     ------------     ------------
TOTAL COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                                  $    182,859     $    114,608     $     91,928
                                                                ============     ============     ============

EARNINGS BEFORE COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                                  $    299,861     $    182,626     $    141,557
                                                                ============     ============     ============

FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
   CHARGES AND PREFERRED DISTRIBUTIONS (1)(2)(3)                $    453,387     $    273,800     $    212,138
                                                                ============     ============     ============

RATIO OF EARNINGS BEFORE COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS TO COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS                                         1.64             1.59           1.54
                                                                ============     ============     ============

RATIO OF FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS TO COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS                                 2.48             2.39             2.31
                                                                ============     ============     ============

--------------------------------------------------------------------------------------------------------------
(1) Includes the Company's share of depreciation
       from Unconsolidated Properties                           $          -     $          -     $          -
                                                                ============     ============     ============

(2) Excludes non-real estate depreciation                       $     (3,118)    $     (2,079)    $     (1,829)
                                                                ============     ============     ============

(3) Excludes the minority interests' share of depreciation
       from Partially Owned Properties                          $          -     $          -     $         -
                                                                ============     ============     ============
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